Exhibit 99.1
RECONCILIATION OF NON-GAAP MEASURES - ADJUSTED OPERATING PROFIT AND EBITDA (Unaudited)
(Dollars in thousands)

	Three Months Ended			YTD
	July 31, 2022	April 30, 2022	January 31, 2022	July 31, 2022
SALES BY SEGMENT
Industrial precision solutions	$341,215	$316,434	$323,933	$981,582
Medical and fluid solutions	177,840	172,212	158,784	508,836
Advanced technology solutions	143,073	146,757	126,449	416,279
Total sales	$662,128	$635,403	$609,166	$1,906,697

OPERATING PROFIT
Industrial precision solutions	$119,706	$102,196	$102,187	$324,089
Medical and fluid solutions	58,103	58,314	49,093	165,510
Advanced technology solutions	28,155	40,144	27,234	95,533
Corporate	(21,046)	(16,681)	(22,654)	(60,381)
Total operating profit	$184,918	$183,973	$155,860	$524,751

OPERATING PROFIT ADJUSTMENTS (1)
Industrial precision solutions	$—	$—	$1,563	$1,563
Medical and fluid solutions	2,498	—	—	2,498
Corporate	897	—	—	897
Total adjustments	$3,395	$—	$1,563	$4,958

ADJUSTED OPERATING PROFIT (NON-GAAP) (2)
Industrial precision solutions	$119,706	$102,196	$103,750	$325,652
Medical and fluid solutions	60,601	58,314	49,093	168,008
Advanced technology solutions	28,155	40,144	27,234	95,533
Corporate	(20,149)	(16,681)	(22,654)	(59,484)
Total operating profit - adjusted	$188,313	$183,973	$157,423	$529,709

DEPRECIATION & AMORTIZATION
Industrial precision solutions	$6,347	$6,916	$7,442	$20,705
Medical and fluid solutions	15,021	13,578	13,547	42,146
Advanced technology solutions	2,195	2,247	2,263	6,705
Corporate	1,324	2,224	2,138	5,686
Total depreciation & amortization	$24,887	$24,965	$25,390	$75,242

EBITDA (NON-GAAP) (2)
Industrial precision solutions	$126,053	$109,112	$111,192	$346,357
Medical and fluid solutions	75,622	71,892	62,640	210,154
Advanced technology solutions	30,350	42,391	29,497	102,238
Corporate	(18,825)	(14,457)	(20,516)	(53,798)
Total EBITDA	$213,200	$208,938	$182,813	$604,951

(1) Represents severance and other non-cash inventory charges associated with the NDC acquisition.
(2) Adjusted operating profit and EBITDA are non-GAAP measures used by management to evaluate the Company's ongoing operations. Adjusted operating profit is defined as operating profit plus certain adjustments, such as severance and non-cash inventory charges associated with acquisitions or facility closures. EBITDA is defined as adjusted operating profit plus depreciation and amortization.

RECONCILIATION OF NON-GAAP MEASURES - ADJUSTED OPERATING PROFIT AND EBITDA (Unaudited)
(Dollars in thousands)

	Three Months Ended				YTD
	October 31, 2021	July 31, 2021	April 30, 2021	January 31, 2021	October 31, 2021
SALES BY SEGMENT
Industrial precision solutions	$314,307	$345,449	$298,775	$288,416	$1,246,947
Medical and fluid solutions	163,504	169,119	168,771	140,260	641,654
Advanced technology solutions	121,436	132,290	121,992	97,890	473,608
Total sales	$599,247	$646,858	$589,538	$526,566	$2,362,209

OPERATING PROFIT
Industrial precision solutions	$102,677	$123,829	$104,283	$83,403	$414,192
Medical and fluid solutions	50,758	53,370	55,903	38,163	198,194
Advanced technology solutions	16,346	27,399	20,682	9,039	73,466
Corporate	(18,346)	(16,322)	(14,477)	(21,580)	(70,725)
Total operating profit	$151,435	$188,276	$166,391	$109,025	$615,127

DEPRECIATION & AMORTIZATION
Industrial precision solutions	$6,259	$5,964	$6,468	$6,982	$25,673
Medical and fluid solutions	14,033	15,477	13,427	13,663	56,600
Advanced technology solutions	2,954	2,997	2,994	2,881	11,826
Corporate	2,404	2,460	2,427	2,493	9,784
Total depreciation & amortization	$25,650	$26,898	$25,316	$26,019	$103,883

EBITDA (NON-GAAP) (1)
Industrial precision solutions	$108,936	$129,793	$110,751	$90,385	$439,865
Medical and fluid solutions	64,791	68,847	69,330	51,826	254,794
Advanced technology solutions	19,300	30,396	23,676	11,920	85,292
Corporate	(15,942)	(13,862)	(12,050)	(19,087)	(60,941)
Total EBITDA	$177,085	$215,174	$191,707	$135,044	$719,010

(1) Adjusted operating profit and EBITDA are non-GAAP measures used by management to evaluate the Company's ongoing operations. Adjusted operating profit is defined as operating profit plus certain adjustments, such as cost structure simplification actions. EBITDA is defined as adjusted operating profit plus depreciation and amortization.

RECONCILIATION OF NON-GAAP MEASURES - ADJUSTED OPERATING PROFIT AND EBITDA (Unaudited)
(Dollars in thousands)

	Three Months Ended				YTD
	October 31, 2020	July 31, 2020	April 30, 2020	January 31, 2020	October 31, 2020
SALES BY SEGMENT
Industrial precision solutions	$308,385	$288,965	$282,274	$263,799	$1,143,423
Medical and fluid solutions	148,032	136,773	144,792	135,302	564,899
Advanced technology solutions	102,108	112,443	102,412	95,815	412,778
Total sales	$558,525	$538,181	$529,478	$494,916	$2,121,100

OPERATING PROFIT
Industrial precision solutions	$425	$74,744	$76,454	$56,405	$208,028
Medical and fluid solutions	43,414	32,049	43,049	31,784	150,296
Advanced technology solutions	7,260	17,903	15,640	503	41,306
Corporate	(13,731)	(12,641)	(10,114)	(13,599)	(50,085)
Total operating profit	$37,368	$112,055	$125,029	$75,093	$349,545

OPERATING PROFIT ADJUSTMENTS (1)
Industrial precision solutions	$91,419	$2,813	$364	$300	$94,896
Medical and fluid solutions	44	3,147	—	—	3,191
Advanced technology solutions	1,380	266	—	2,970	4,616
Corporate	—	1,387	—	—	1,387
Total adjustments	$92,843	$7,613	$364	$3,270	$104,090

ADJUSTED OPERATING PROFIT (NON-GAAP) (2)
Industrial precision solutions	$91,844	$77,557	$76,818	$56,705	$302,924
Medical and fluid solutions	43,458	35,196	43,049	31,784	153,487
Advanced technology solutions	8,640	18,169	15,640	3,473	45,922
Corporate	(13,731)	(11,254)	(10,114)	(13,599)	(48,698)
Total operating profit - adjusted	$130,211	$119,668	$125,393	$78,363	$453,635

DEPRECIATION & AMORTIZATION
Industrial precision solutions	$9,951	$9,865	$9,296	$9,827	$38,939
Medical and fluid solutions	13,832	13,535	12,606	13,615	53,588
Advanced technology solutions	2,878	2,731	2,639	2,707	10,955
Corporate	2,477	2,369	2,505	2,469	9,820
Total depreciation & amortization	$29,138	$28,500	$27,046	$28,618	$113,302

EBITDA (NON-GAAP) (2)
Industrial precision solutions	$101,795	$87,422	$86,114	$66,532	$341,863
Medical and fluid solutions	57,290	48,731	55,655	45,399	207,075
Advanced technology solutions	11,518	20,900	18,279	6,180	56,877
Corporate	(11,254)	(8,885)	(7,609)	(11,130)	(38,878)
Total EBITDA	$159,349	$148,168	$152,439	$106,981	$566,937

(1) Represents assets held for sale impairment charge, costs and adjustments related to cost structure simplification actions, and charges associated with our 2020 acquisition.
(2) Adjusted operating profit and EBITDA are non-GAAP measures used by management to evaluate the Company's ongoing operations. Adjusted operating profit is defined as operating profit plus certain adjustments, such as assets held for sale impairment charge, severance and non-cash inventory charges associated with acquisitions or facility closures. EBITDA is defined as adjusted operating profit plus depreciation and amortization.
Management uses these non-GAAP measures internally to make strategic decisions, forecast future results, and evaluate the Company's current performance. Given management's use of these non-GAAP measures, the Company believes these measures are important to investors in understanding the Company's current and future operating results as seen through the eyes of management. In addition, management believes these non-GAAP measures are useful to investors in enabling them to better assess changes in the Company's core business across different time periods. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures to other companies' non-GAAP financial measures, even if they have similar names. Amounts may not add due to rounding.

Contact
Lara Mahoney
Vice President,
Investor Relations & Corporate Communications
440.204.9985
Lara.Mahoney@nordson.com